                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   /X/  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   / /  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Mercantile Bancorporation Inc.
           ---------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


           ---------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   /X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
        or Item 22(a)(2) of Schedule 14A.

   / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   1)  Title of each class of securities to which transaction applies:


       ------------------------------------------------------------------------

   2)  Aggregate number of securities to which transaction applies:



       ------------------------------------------------------------------------

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)


       ------------------------------------------------------------------------

   4)  Proposed maximum aggregate value of transaction:



       ------------------------------------------------------------------------

   5)  Total fee paid:



    / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1)  Amount Previously Paid:



       ------------------------------------------------------------------------

   2)  Form, Schedule or Registration Statement No.:



       ------------------------------------------------------------------------

   3)  Filing Party:



       ------------------------------------------------------------------------

   4)  Date Filed:

                            PRELIMINARY COPY
                            ----------------


Mercantile                           P.O. Box 524
Bancorporation                       St. Louis, MO 63166-0524
Inc.


THOMAS H. JACOBSEN
Chairman of the Board, President
and Chief Executive Officer


                                                           March --, 1996



DEAR SHAREHOLDER:

             You are cordially invited to attend our Annual Meeting of Shareholders, which will be held at 10:00 am on Thursday, April
25, 1996.

             The meeting will be in Salon I of the Ritz - Carlton Hotel, #1 Carondelet Plaza, Clayton, Missouri 63105. A special card admitting you to the meeting is attached to the proxy. Please detach and present it at the door when you arrive.

             The Notice of Annual Meeting, proxy statement, and proxy card which accompany this letter outline the matters on which action is expected to be taken at this meeting. The Board of Directors respectfully requests that you vote in favor of each such matter.

             Whether or not you are able to attend the meeting, we would appreciate your dating, signing and mailing the enclosed proxy card as promptly as convenient in the return envelope that is enclosed. If you do attend the meeting, you may revoke your proxy and vote your shares in person.

             Our Annual Report for 1995 has been mailed to you under separate cover.

             Thank you for your continued support.


                                       Sincerely,

Notice:                              Mercantile
Annual Meeting                       Bancorporation
of Shareholders                      Inc.
April 25, 1996



             The Annual Meeting of Shareholders of Mercantile
Bancorporation Inc. will be held in Salon I of the Ritz -
Carlton Hotel, #1 Carondelet Plaza, Clayton, Missouri 63105, on
Thursday, April 25, 1996, at 10:00 am, for the following purposes:

             1. To elect three directors in Class II for terms of three years expiring in 1999.

             2. To elect one director in Class I for a term of two years expiring in 1998.

             3. To elect one director in Class III for a term of one year expiring in 1997.

             4. To consider and act upon an amendment to the Restated Articles of Incorporation of the Corporation to increase the authorized number of shares of Common Stock, $5.00 par value per share, from 100,000,000 to 200,000,000 shares.

             5. To transact such other business as may properly come before the meeting or any adjournment thereof.

             Only shareholders of record at the close of business on March 11, 1996, are entitled to notice of and to vote at the meeting.


                                                  THOMAS H. JACOBSEN
                                           Chairman of the Board, President
                                              and Chief Executive Officer
March --, 1996

Proxy                                Mercantile
Statement                            Bancorporation
                                     Inc.


             This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of Mercantile Bancorporation Inc. ("Mercantile" or the
"Corporation") to be voted at the Annual Meeting of Shareholders to be held on Thursday, April 25, 1996, on the matters set forth in the accompanying Notice of Annual Meeting. Any shareholder giving a proxy may revoke it at any time prior to its being voted. Revocation may be made effective by giving a later dated proxy or written notice to the Secretary or to the election inspectors for the Annual Meeting of Shareholders at any time prior to the time the proxy is voted. Unless so revoked, all shares represented by proxies in the enclosed form that are properly executed and received in time for the vote will be voted.

             Mercantile will bear the entire cost of soliciting proxies in the enclosed form. Solicitation will be by mail, and directors and officers of Mercantile and its subsidiaries may solicit proxies personally, by telephone or other means, but such persons will not be specially compensated for such services. Mercantile has retained Morrow & Co. to assist in the solicitation of proxies on its behalf for a fee of approximately $5,500 plus expenses.

             Only shareholders of record at the close of business on March 11, 1996, are entitled to notice of and to vote at the meeting. On that date there were -------------- shares of Mercantile's Common Stock outstanding, with each share being entitled to one vote. The election inspectors will treat abstentions as shares that are present and voting for purposes of determining the presence of a quorum and the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and voting with respect to that matter.

             Cumulative voting, as required by Mercantile's By-Laws, is applicable to all elections of directors. In the election of Class II directors, this means that a shareholder is entitled to cast as many votes as shall equal the number of shares of Common
Stock of Mercantile owned multiplied by three, the number of directors in Class II to be elected at this Annual Meeting. A shareholder may cast all votes for a single candidate or may distribute them among two or more candidates as the shareholder may decide. Each duly executed proxy in the form enclosed will be voted equally for all nominees as listed on such proxy, unless otherwise directed in the proxy. If a shareholder gives a proxy in the form enclosed but withholds authority to vote for one or more of the nominees listed on the proxy, the number of votes represented by such shareholder's proxy shall be divided equally, to the extent practicable without creating fractional votes, among the remaining nominees. Since only one director will be elected in each of Class I and Class III at this Annual Meeting, cumulative voting will not be possible in such elections.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

             The following table sets forth the name and address of each beneficial owner of five percent or more of Mercantile's Common
Stock known to Mercantile, showing the amount and nature of such beneficial ownership and percent of class:

                                                                                              PERCENT OF
                                                                                               CLASS OF
                                                                                                COMMON
   NAME AND ADDRESS                                    AMOUNT AND NATURE                   STOCK, $5.00 PAR
  OF BENEFICIAL OWNER                               OF BENEFICIAL OWNERSHIP                    VALUE <F1>
  -------------------                               -----------------------                ----------------

Mercantile Bank of St. Louis                Sole Voting Power...............------------
National Association<F2>                    Shared Voting Power.............------------
("Mercantile Bank" or "MBSL")               Sole Investment Power...........------------
P.O. Box 387                                Shared Investment Power.........------------
St. Louis, Missouri 63166                   Total...........................------------          -----%

Mr. Frank Lyon, Jr.<F3>                     Sole Voting Power............... 4,553,262
One Riverfront Place                        Shared Voting Power.............   0
Suite 400                                   Sole Investment Power........... 4,553,262
North Little Rock, Arkansas  72114          Shared Investment Power.........   0
                                            Total........................... 4,553,262            -----%

     <F1> Based upon ---------- shares outstanding at March 11, 1996

     <F2> Includes shares beneficially owned as of March 11, 1996, by
Mercantile Bank of St. Louis National Association ("Mercantile Bank") and certain other affiliates of Mercantile. Mercantile has been advised that the shares held as sole fiduciary by Mercantile Bank and such affiliates will be voted at the Annual Meeting for each of the persons nominated by the Board of Directors for election as a director and for the proposal to amend the Restated Articles of Incorporation of the Corporation described herein. Mercantile Bank and such affiliates will also recommend to all co-trustees and co-executors that they vote in a similar manner.

     <F3> Based upon information contained in a Schedule 13G dated
February 8, 1996, as amended, and filed with the Securities and Exchange Commission, Frank Lyon, Jr. is the indirect beneficial owner of such shares, which are held of record by the Lyon 72/95 Limited Partnership (1,801,903 shares) and the Lyon 87/95 Limited Partnership (2,751,359 shares).

                       ITEM 1.  ELECTION OF DIRECTORS

      One of the purposes of the meeting is to elect three directors in Class II to serve for terms of three years expiring in 1999, one director in Class I to serve for a term of two years expiring in 1998 and one director in Class III to serve for a term of one year expiring in 1997. The persons named on the enclosed form of proxy intend to vote all duly executed proxies received "FOR" the election to the Board of Directors of each of the nominees, except as otherwise directed in any proxy. The three nominees receiving the highest number of votes in the Class II election will be elected as Class II directors and the nominees receiving the highest number of votes in the Class I and Class III elections will be elected as Class I and Class III directors, respectively. Except for William A. Hall, none of the nominees for election as directors in Class II are currently directors of Mercantile. Each of the nominees for election in Class I and Class III is currently a director of Mercantile.

      In the event any nominee declines or is unable to serve, it is intended that the proxies for the election of such nominee will be voted for a successor nominee designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will decline or be unable to serve if elected.

      The name, age as of the date of the Annual Meeting, principal occupation or position and other directorships with respect to the nominees and the other directors whose terms of office as directors will continue after the meeting are set forth below. Each of the directors or nominees has held the currently listed position or another executive position with the same employer for more than five years except as set forth beside his or her name.


            CLASS II - TO BE ELECTED FOR A TERM OF THREE YEARS
                              EXPIRING IN 1999



      WILLIAM A. HALL, 50 -   Director beginning in 1993; Assistant to
      the Chairman, Hallmark Cards, Inc., manufacturer of greeting cards and related products; Director of Payless Cashways, Inc.

      EDWARD A. MUELLER, 48 - Nominee for Director; President, and Chief Executive Officer and Director of Southwestern Bell Telephone Company since July 1995. Mr. Mueller served for more than five years prior thereto in various capacities with other affiliates of SBC Communications, Inc.

      ROBERT W. MURRAY, 61 - Nominee for Director; Chairman of the Board of Hawkeye Bank, Des Moines, Iowa, an affiliate of Mercantile, since January 1996. Mr. Murray served as Chairman and Chief Executive Officer of Hawkeye Bancorporation from April 1991 to January 1996, and in various other capacities with Hawkeye Bancorporation prior thereto.

              CLASS I - TO BE ELECTED FOR A TERM OF TWO YEARS
                             EXPIRING IN 1998


      ROBERT L. STARK, 63 - Director beginning in 1993; Dean of
      University of Kansas Regents Center, educational institution, since September 1993; Director of Packer Plastics Inc. and Century Products Co. Mr. Stark served as Executive Vice President of Hallmark Cards, Inc. from January 1986 to May 1993.

              CLASS III - TO BE ELECTED FOR A TERM OF ONE YEAR
                              EXPIRING IN 1997


      PATRICK T. STOKES, 53 - Director beginning in 1992; President of Anheuser-Busch, Inc., brewer of beer and other malt beverages.


                 CLASS I - TO CONTINUE IN OFFICE UNTIL 1998

      THOMAS A. HAYS, 63 - Director beginning in 1984; Deputy Chairman and Director of The May Department Stores Company, retail stores; Director of Union Electric Company.

      FRANK LYON, JR., 54 - Director beginning in 1995; Chairman of Mercantile Bank of Central Arkansas since May 1995. Mr. Lyon served as Chairman of the Board of TCBankshares Inc. for more than five years prior to May 1995.

      HARVEY SALIGMAN, 57 - Director beginning in 1982; Managing Partner of Cynwyd Investments, real estate investment company; Director of Union Electric Company.

      JOHN A. WRIGHT, 53 - Director beginning in 1986; President and Chief Executive Officer of Big River Minerals Corp., natural resources investment firm.

                 CLASS III - TO CONTINUE IN OFFICE UNTIL 1997

      HARRY M. CORNELL, JR., 67 - Director beginning in 1991; Chairman, and Chief Executive Officer and Director of Leggett & Platt, Inc., manufacturer of components used primarily in the furniture and bedding industry; Director of Ennis Business Forms, Inc.

      THOMAS H. JACOBSEN, 56 - Director beginning in 1989; Chairman of the Board, President and Chief Executive Officer of Mercantile; Director of Union Electric Company, Student Loan Marketing
      Association and Trans World Airlines, Inc.

      CRAIG D. SCHNUCK, 47 - Director beginning in 1991; Chairman, Chief Executive Officer and Director of Schnuck Markets, Inc., retail supermarket chain; Director of Edison Brothers Stores, Inc.


                     BOARD OF DIRECTORS AND COMMITTEES

      During 1995 there were six meetings of the Board of Directors. All of the directors attended not less than 75% of the aggregate number of meetings of the Board of Directors and of the committees on which they served during the year, except Mr. Price<F1> and Mr. Stokes.

      The standing committees of the Board of Directors in 1995 included the Audit Committee, the Community Relations Committee, the Compensation and Management Development Committee, the Credit Policy Committee, the Executive Committee and the Nominating and Board Affairs Committee.

      The members of the Audit Committee are Messrs. Richard P. Conerly<F2>, Chairman, William A. Hall, Patrick T. Stokes, Francis A. Stroble<F1> and John A. Wright. The Audit Committee met four times in 1995. The duties of the Audit Committee include meeting with the independent auditors, management, internal auditors and credit review personnel periodically to review the work of each and ensure that each is properly discharging its responsibilities.

      The members of the Community Relations Committee are Messrs. Earl
K. Dille<F1>, Chairman, and Craig D. Schnuck. The Community Relations Committee met two times in 1995. The Community Relations Committee reviews the implementation and administration of all programs and initiatives intended to meet the credit needs of the communities served by the Corporation's banking subsidiaries and acts to ensure compliance by such subsidiaries with the Community Reinvestment Act and all rules and regulations promulgated pursuant thereto.

      The members of the Compensation and Management Development Committee are Messrs. Harry M. Cornell, Jr., Chairman, Thomas A. Hays, and Harvey Saligman<F3>. The Compensation and Management Development Committee, which met five times in 1995, reviews and approves the salaries of executive officers of the Corporation and Mercantile Bank, as well as selected subsidiary chief executive officers, and authorizes all other forms of executive compensation. The Compensation and Management Development Committee administers Mercantile's executive incentive plans.

      The members of the Credit Policy Committee are Messrs. Earl K. Dille<F1>, Charles H. Price II<F1>, and Robert L. Stark. The Credit Policy Committee met three times in 1995. The Credit Policy Committee reviews the Corporation's position on credit and credit-related issues and the policies and guidelines formulated and developed by the Corporation to manage credit risk levels consistent with such position and with all applicable laws, rules and regulations.

      The members of the Executive Committee are Messrs. Thomas H. Jacobsen, Chairman, Harry M. Cornell, Jr., Earl K. Dille and Thomas A. Hays. The Executive Committee may exercise all powers of the Board of Directors which may lawfully be delegated when the Board of Directors is not in session. The Executive Committee met four times in 1995.

      The members of the Nominating and Board Affairs Committee, which proposes nominees for election to the Board of Directors, are Messrs. Thomas A. Hays, Chairman, Thomas H. Jacobsen and Harry M. Cornell, Jr. The Nominating and Board Affairs Committee will consider written recommendations of shareholders with regard to potential nominees. Shareholder recommendations must contain certain information regarding the potential nominee and comply with certain requirements for presentation as set forth in Mercantile's By-laws. The Nominating and Board Affairs Committee met one time in 1995.

[FN]
<F1>  Messrs. Dille, Price and Stroble will resign from the Board of
Directors of the Corporation effective as of the date of the Annual Meeting of Shareholders. Each is expected to serve the Board in an advisory capacity thereafter.

<F2>  Mr. Conerly, having attained age 70 years, will retire from the
Corporation's Board of Directors effective as of the date of the Annual Meeting of Shareholders.

<F3>  Bernard A. Edison, prior to his resignation from the Board in
October, 1995, was Chairman of the Compensation and Management Development Committee. He was succeeded as Chairman by Mr. Cornell. Mr. Edison continues to serve the Board in an advisory capacity. Mr. Edison participated in the 1995 compensation decisions but the actual report of the Compensation and Management Development Committee was prepared after his resignation.


                             DIRECTORS' FEES

      Directors who are not officers of Mercantile or any of its subsidiaries are paid an annual retainer of $15,000 ($17,000 for Committee Chairmen), as well as $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at meetings of its standing committees.

      Pursuant to the Mercantile Bancorporation Inc. 1994 Stock Incentive Plan for Non-Employee Directors (the "Director Plan"), each director not otherwise employed by Mercantile and its subsidiaries receives stock units ("Stock Units"), each of which is the equivalent of one share of Mercantile's Common Stock, as additional consideration for services rendered or to be rendered to the Corporation. Stock Units are awarded annually at the time of the annual meeting of Mercantile's shareholders ("Annual Awards"), and quarterly at the time dividends are payable in respect of Mercantile's Common Stock ("Quarterly Awards"). Stock Units so awarded are credited to accounts (each a "Stock Unit Account") established by Mercantile for the benefit of each non-employee director. Annual Awards are limited to the lesser of (a) the number of Stock Units determined by dividing Ten Thousand Dollars ($10,000.00) by the "Fair Market Value" of Mercantile's Common Stock (as defined in the Director
Plan) at the time of the award, or (b) one hundred fifty (150).

Quarterly Awards of Stock Units will be equal to (a) the product of the per-share dividend payable with respect to Mercantile's Common Stock on the date of the award, multiplied by the number of Stock Units previously credited to a director's Stock Unit Account, divided by (b) the "Fair Market Value" of a share of Mercantile's Common Stock on that date. During 1995, non-employee directors received a total of 3,164.123 Stock Units in Annual and Quarterly Awards.

      In addition, pursuant to the Director Plan, a non-employee director can elect to defer until after the termination of services as a director (or earlier change in control of Mercantile) the receipt of all or a portion of the retainer and/or fees to which such director is entitled. Amounts so deferred will be credited, at the option of the electing director, to either (a) an interest-bearing cash account established by Mercantile for the benefit of such director (each a "Cash Account") which will be adjusted for gains or losses based upon an investment index selected by such director, or (b) such director's Stock Unit Account. Deferred cash amounts credited to a Stock Unit Account will be contemporaneously converted to Stock Units on a Fair Market Value-equivalent basis.

      The total number of Stock Units in a non-employee director's Stock Unit Account and funds, if any, credited to such director's Cash Account shall be distributed to the director in the form of an equivalent number of shares of Mercantile's Common Stock and in cash, respectively, following the termination of service of such director (or earlier change
in control of Mercantile).   In lieu of fractional shares of
Mercantile's Common Stock, each director entitled to receive payments in respect of Stock Units will receive cash in an amount determined by multiplying the fractional share interest to which such director would otherwise be entitled by the then Fair Market Value thereof.

      Effective as of March 1, 1996, the Retirement Plan for Directors of Mercantile was terminated and all accrued benefits thereunder as of such date were either distributed or credited to deferred compensation accounts maintained by the Directors under the Director Plan.

               BENEFICIAL OWNERSHIP OF STOCK BY MANAGEMENT

      The following information is furnished as of March 11, 1996, to indicate beneficial ownership of shares of Mercantile's Common Stock by each director, by each nominee for director and by each executive officer named in the Summary Compensation Table, individually, and all directors, nominees and executive officers as a group. Section 16(a) of the Securities Exchange Act of 1934 requires Mercantile's directors and executive officers ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Mercantile. To Mercantile's knowledge, based solely on its review of the copies of such reports furnished to Mercantile and written representations by such directors, nominees and executive officers that no other reports were required, during the year ended December 31, 1995, all Section 16(a) filing requirements applicable to Reporting Persons were timely met.


           NAME OF BENEFICIAL OWNER                AMOUNT BENEFICIALLY OWNED <F1>
           ------------------------                ------------------------------
            Harry M. Cornell, Jr.                            ------
            William A. Hall                                  ------<F2>
            Thomas A. Hays                                   ------<F3>
            Thomas H. Jacobsen                               ------<F4>
            Frank Lyon, Jr.                                  ------<F5>
            Edward A. Mueller                                ------
            Robert W. Murray                                 ------
            Harvey Saligman                                  ------<F6>

                                    - 8 -

            Craig D. Schnuck                                 ------<F7>
            Robert L. Stark                                  ------<F8>
            Patrick T. Stokes                                ------
            John A. Wright                                   ------<F9>
            W. Randolph Adams                                ------<F10>
            Michael J. Gorman                                ------<F10><F11>
            Richard C. King                                  ------<F10><F12>
            John W. McClure                                  ------
            Directors, nominees and executive officers
            as a group (-- persons)                          ------

<F1>  Based on ---------- shares outstanding as of March 11, 1996, director Frank Lyon, Jr. indirectly beneficially owned ---- percent of the outstanding Common Stock. No other director or executive officer beneficially owned in excess of one percent of the outstanding Common Stock. All directors and executive officers as a group beneficially owned ---% of the outstanding Common Stock and outstanding options exercisable within 60 days of March 11, 1996. Unless otherwise noted, each individual named has sole voting and investment power with respect to all shares listed as beneficially owned.

<F2>  Mr. Hall holds all of the shares included above in the William
Austin Hall Revocable Trust.

<F3>  Mr. Hays holds all of the shares included above in a revocable trust of which Mr. Hays is grantor, trustee and beneficiary.

<F4>  Mr. Jacobsen holds ------ shares included above that are restricted shares subject to forfeiture and reversion back to Mercantile in the event that Mr. Jacobsen terminates his employment with Mercantile during specified time periods. Mr. Jacobsen holds ------- shares included above in a trust of which Mr. Jacobsen is trustee. The total set forth in the table above also includes ------- shares subject to stock options held by Mr. Jacobsen that are either presently exercisable or which are exercisable within 60 days of March 11, 1996.

<F5>  Mr. Lyon holds all of the shares included above in two limited partnerships, the limited partner and sole shareholder of the corporate general partner of each being revocable trusts of which Mr. Lyon is the grantor, trustee, and beneficiary.

<F6>  Mr. Saligman has disclaimed beneficial ownership of --- shares included above which are owned by his wife and ----- shares included above which are owned by his wife as custodian for three children. Mr. Saligman has no voting or investment power with respect to these shares.

<F7>  Mr. Schnuck holds all of the shares included above jointly with his wife. Mr. Schnuck has shared voting and investment power with respect to these shares.

<F8>  Mr. Stark holds all of the shares included above in a revocable trust of which Mr. Stark is grantor, trustee and beneficiary.

<F9>  Mr. Wright holds all of the shares included above jointly with his wife. Mr. Wright has shared voting and investment power with respect to these shares.

                                    - 9 -

<F10> As of March 11, 1996, Messrs. Adams, Gorman, King and McClure, and
all directors, nominees and executive officers as a group held 25,250, 0, 15,000, 20,000 and 278,525 shares, respectively, included above that are restricted shares subject to forfeiture by and reversion back to Mercantile in the event that the executive officer terminates his employment with Mercantile during specified time periods. The totals set forth in the table above also include 33,000, 109,149, 16,200, 49,500 and 666,970 shares subject to stock options held by Messrs. Adams, Gorman, King and McClure, and all directors, nominees and executive officers as a group, respectively, that are either presently exercisable or which are exercisable within 60 days of March 11, 1996.

<F11> As of March 11, 1996, Mr. Gorman held ------ of the shares included above jointly with his wife. Mr. Gorman shares voting and investment power with respect to these shares. In addition, ------ of the shares included above are held by his wife. Mr. Gorman has no investment or voting power with respect to these shares. Mr. Gorman disclaims beneficial ownership of --- shares included above which are held by his daughter. Mr. Gorman has no investment or voting power with respect to his daughter's shares.

<F12> Mr. King disclaims beneficial ownership of a total of ------
shares, ------ of which are held by a family trust, ------ of which are held by his wife as custodian for his daughter, and ------ of which are held in an irrevocable trust for the benefit of his son.

         COMPENSATION AND MANAGEMENT DEVELOPMENT COMMITTEE
      REPORT TO SHAREHOLDERS REGARDING EXECUTIVE COMPENSATION


OVERALL POLICY

      Mercantile's executive compensation program is closely linked to corporate performance and returns to shareholders. To this end, Mercantile employs an overall compensation strategy and specific compensation plans that tie executive compensation to Mercantile's success in meeting specified performance goals. The overall objectives in this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals contained in Mercantile's business strategy, to link executive and shareholder interests through equity-based plans, and to provide a compensation package that recognizes and rewards individual contributions, including job performance, as well as overall business results.

      Each year the Compensation and Management Development Committee (the "Committee") conducts a review of Mercantile's executive compensation program. This review includes a comprehensive assessment of the effectiveness of Mercantile's compensation program and a comparison of Mercantile's executive compensation, corporate performance and total return to shareholders to the bank holding companies included in the Keefe, Bruyette and Woods 50 Index (the "KBW 50 Index"), which consists of 50 of the larger United States bank holding companies, and which Mercantile has also utilized for the comparison of total cumulative return to shareholders included in this proxy statement. While the strongest competitors for executive talent are believed to be regional bank holding companies with assets of greater than $15 billion located throughout the United States, competitor companies for certain executive positions may be non-banking companies.

      The Committee determines the compensation of all of the executive officers who report to Mr. Jacobsen and serve on Mercantile's Management Executive Committee ("senior management officers") including the named executive officers whose compensation is detailed in this proxy statement. The Committee also sets compensation policies for approximately 260 other officers, comprising the next most highly compensated officers of Mercantile and its subsidiaries. In reviewing the individual performance of the officers whose compensation is detailed in this proxy statement (other than Mr. Jacobsen), the Committee takes into account the views of Mr. Jacobsen.

      The key elements of Mercantile's executive compensation program consist of base salary, annual performance-based cash incentives, and stock-based incentives such as stock options, restricted performance units and restricted stock. The Committee's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Committee's policies take into account the total compensation package of each senior management officer, including pension benefits, supplemental retirement benefits, insurance and other benefits, along with the programs described below.

BASE SALARIES

      Base salaries for senior management officers are initially determined by evaluating the responsibilities of the position held and the skills, knowledge, and experience of the individual, and by referring to the competitive marketplace for executive talent, including a comparison of base salaries for comparable positions at other companies deemed to be competitors of Mercantile in the hiring of comparable executive officers. There is a positive correlation between the asset size of banking institutions and the salaries of senior management officers; therefore, base salaries for 1995 for such officers were targeted by comparison to average salaries paid for comparable positions with banks included in the KBW 50 on an asset-size adjusted basis.

      Salary adjustments in respect of senior management officers are determined annually by evaluating the competitive marketplace and the performance of Mercantile and of such officers during the preceding year and, when applicable, taking into account new responsibilities assigned to the officer during the year. Each such senior management officer's performance is, additionally, evaluated on the basis of achieving specified financial goals, such as annual and long-term net income, overhead, expense-to-assets ratio, return on asset and return on equity goals. While these objective criteria are considered in the final recommendation of the Committee, subjective evaluations are also considered. No single criteria predominates in this process. Generally for 1995, senior management officers received base salary increases of up to 5% over their prior base salary levels. Four senior management officers had assumed significant, additional responsibilities in 1995 and received increases of up to 30% over their prior base salary levels.

      The base salary paid to Mr. Jacobsen in 1995 is thought by the Committee to be competitive in the external marketplace on an asset-size adjusted basis and reflective of Mercantile's success in meeting its financial goals in 1994, and the assessment by the Committee of Mr. Jacobsen's individual performance. Mr. Jacobsen's 1995 base salary was increased by 5% over 1994.


ANNUAL INCENTIVES

      Each senior management officer is eligible for an annual cash incentive award. This cash award is designed to provide an incentive for the participating senior management officers to achieve annual performance goals which are based on individual, business unit and corporate measures. For 1995, the target opportunities for such officers, expressed as a percent of base salary, were based upon the median of incentive opportunities for similar positions at the companies included in the KBW 50 Index. Performance objectives for the funding of the annual incentive target opportunities were based on achievement of net income and return on asset goals set by the Committee during the first quarter of 1995. The Corporation met both goals. Additionally, each officer was given specific objectives with respect to the Corporation, business unit and individual performance, including, but not limited to, asset growth, asset quality, deposit growth, and productivity improvement. The named officers substantially met their objectives in 1995. Mr. Jacobsen participates in the 1994 Executive Incentive Compensation Plan which was approved by the shareholders at the 1994 Annual Meeting of Shareholders. For 1995, Mr. Jacobsen's incentive target was based on the Corporation's achievement of strategic objectives for net income, return on assets and productivity improvement, which objectives were met.

STOCK-BASED INCENTIVES

      Under Mercantile's 1994 Stock Incentive Plan, stock options, restricted performance units and restricted stock may be granted to senior management officers. The Committee sets guidelines for the size of stock option, restricted performance unit and restricted stock awards based on the responsibilities of the position held, the skills, knowledge and experience of the senior management officer, the competitive compensation data from the peer group and the Corporation's financial performance. Stock-based, long-term incentives are targeted to the 75th percentile practices of the companies included in the KBW 50 index. While such stock-based incentives primarily reflect competitive practices, past incentive awards are also considered.

      Stock options, restricted performance unit awards and restricted stock are designed to align the interests of senior management officers with those of the shareholders. Stock options are granted with an exercise price equal to the market price of the Common Stock on the date of grant and generally vest over four years beginning one year following the date of grant. Restricted performance units granted in 1995 will fully or partially vest based upon achievement of Mercantile's three-year earnings per share growth target. Restricted stock is generally awarded to a senior management officer in recognition of their value to the Corporation and as a means to ensure their continued service. Restricted stock awards typically vest over a period of at least five years. This approach is designed to focus the executives on the creation of shareholder value over the long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. Restricted stock awards granted in 1995 vest over periods of up to six years.

      In 1995, Mr. Jacobsen was awarded 12,000 restricted performance units and 75,000 shares of restricted stock.

EXECUTIVE STOCK OWNERSHIP GUIDELINES

      In 1994 Mercantile adopted stock ownership guidelines for senior management officers. Such officials as of January 1, 1994, have until December 31, 1998, to acquire the specified number of shares of Mercantile's Common Stock. Those who become senior management officers after that date have five years thereafter to acquire the specified number of shares. The guidelines for Mr. Jacobsen and line and staff senior management officers are 78,750, 19,800 and 10,800 shares respectively.

DEDUCTIBILITY OF EXECUTIVE OFFICER COMPENSATION

      The Committee's policy with respect to the tax deductibility of executive compensation in excess of $1 million is to structure benefit plans in such a manner that permits the deductibility of such compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") when Mercantile can do so without material change to its overall compensation program.

                 THE COMPENSATION AND MANAGEMENT
                      DEVELOPMENT COMMITTEE

                      HARRY M. CORNELL, JR.
                           (CHAIRMAN)

                         THOMAS A. HAYS
                        HARVEY SALIGMAN

                 COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the compensation of the named executive officers for each of the last three years:


                                                     SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------------------------------
                                                     ANNUAL COMPENSATION              LONG TERM COMPENSATION


------------------------------------------------------------------------------------------------------------------
                                                                         OTHER        RESTRICTED    SECURITIES         ALL OTHER
                                                                         ANNUAL         STOCK       UNDERLYING          COMPEN-
                                              SALARY       BONUS      COMPENSATION    AWARDS <F1>     OPTIONS          SATION <F2>
NAME & PRINCIPAL POSITION          YEAR        ($)          ($)           ($)            ($)            (#)               ($)
====================================================================================================================================
Thomas H. Jacobsen                 1995      $573,600     $516,240      $68,835       $2,737,500         0              $118,330
Chairman, President and            1994       546,300      477,944       46,099            0          108,000             83,530
Chief Executive Officer            1993       525,300      392,662       32,869            0          150,000             92,828

W. Randolph Adams                  1995      $268,763     $147,819      $13,024       $  855,000         0               $40,356
Chairman and Chief Executive       1994       230,000      145,348        6,840             0          33,750             26,983
Officer, MBSL and                  1993       194,500      109,406        5,317             0          30,000             26,360
Mercantile Trust Company N.A.

Michael J. Gorman<F3>              1995      $250,000     $144,000      $   726       $     0            0               $27,634
Chief Retail Banking Strategist    1994       250,000      139,980          N/A          240,013         0                13,255
and Chairman of the                1993         N/A          N/A            N/A            N/A          N/A                 N/A
Executive Committee, MBSL

Richard C. King<F4>                1995      $273,000     $163,800      $ 8,294       $  641,250         0               $44,579
President and Chief                1994       260,000      136,481        7,476             0          24,750             33,925
Executive Officer,                 1993       250,000      115,000        3,362             0          15,000             40,771
Mercantile Bank of
Kansas City

John W. McClure                    1995      $268,763     $161,257      $14,778       $  855,000         0               $37,663
Group President,                   1994       230,000      134,148        5,879             0          33,750             25,052
Community Banking                  1993       206,000      106,605        5,402             0          30,000             28,030
------------------------------------------------------------------------------------------------------------------------------------

<F1> Restricted stock awarded to Messrs. Jacobsen and Adams vests at the rate of 25% of total shares each year, commencing three years from the date of issuance. Restricted stock awarded to Messrs. King and McClure vests at the rate of 25% of total shares each year, commencing two years from the date of issuance. Restricted stock awarded to Mr. Gorman vested on January 31, 1996. As of December 31, 1995, Messrs. Jacobsen, Adams, Gorman, King and McClure held an aggregate of 99,900, 27,875, 6,465, 15,000, and 26,450 shares of restricted stock, respectively (including the restricted stock awards referred to in the table), having an aggregate value on such date of $4,595,400, $1,282,250, $297,390, $690,000, and $1,216,700 respectively.
Holders of shares of restricted stock will receive dividends on such shares during the period of restriction.

<F2> Included in the totals set forth in this column in respect of Messrs.
Jacobsen, Adams, Gorman, King and McClure are the profit sharing and/or matching contributions of $77,357, $29,214, $27,634, $31,849 and $28,432
for their respective accounts under Mercantile's Horizon savings and incentive plan, Supplemental Savings Plan and Stock Purchase Plan, and premiums of $40,973, $11,142, $0, $12,730 and $9,231 paid by Mercantile on non-split dollar life insurance policies for such officers, respectively, under Mercantile's Management Life Insurance Plan.

                                    - 13 -

<F3> Mr. Gorman's employment with Mercantile commenced on February 1, 1994.
Mr. Gorman retired from the Company and Mercantile Bank effective January 31, 1996.

<F4> Mr. King's employment with Mercantile commenced on January 4, 1993.

OPTION GRANTS IN LAST FISCAL YEAR

       None of the individuals named in the Summary Compensation Table received stock option grants in the fiscal year ended December 31, 1995.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning option exercises in the fiscal year ended December 31, 1995, and options remaining unexercised at December 31, 1995, by the individuals named in the Summary Compensation Table.


                                                                  NUMBER OF
                                                                  SECURITIES
                                                                  UNDERLYING             VALUE OF UNEXERCISED
                                                                  UNEXERCISED            IN-THE-MONEY
                                                                  OPTIONS AT             OPTIONS AT FISCAL
                                                                  FISCAL YEAR-END(#)     YEAR-END <F1> ($)

                           SHARES ACQUIRED                        EXERCISABLE/           EXERCISABLE/
NAME                        ON EXERCISE #    VALUE REALIZED ($)   UNEXERCISABLE          UNEXERCISABLE
------------------------------------------------------------------------------------------------------------------
Thomas H. Jacobsen              0                   0             240,562/               $5,499,806/
                                                                  190,688                 2,621,698

W. Randolph Adams               0                   0             18,750/                 309,375/
                                                                  48,750                  658,125

Michael J. Gorman             41,500            1,336,703         109,149/                4,418,972/
                                                                  0                       0

Richard C. King                 0                   0             7,500/                  101,250/
                                                                  32,250                  435,375

John W. McClure                 0                   0             33,375/                 701,750/
                                                                  50,625                  695,000

-----------------
<F1> Based on a price per share of $46.00, being the last closing sale before the 1995 fiscal year-end.

LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

    The following table sets forth information concerning stock-based awards granted to the individuals named in the Summary Compensation Table in 1995 under the Mercantile 1994 Stock Incentive Plan.


                                                          Estimated Future Payouts under
                                                            Non-Stock Price-Based Plans
                                                          -------------------------------
                           Number of          Performance
                           Shares,            or Other
                           Units or           Period Until
                           Other              Maturation or     Minimum      Maximum
                           Rights (#)<F1>     Payout              (#)          (#)
-----------------------------------------------------------------------------------------
Thomas H. Jacobsen            12,000          1/95 - 12/97       4,800        12,000

W. Randolph Adams              3,900          1/95 - 12/97       1,560         3,900

Michael J. Gorman                0                N/A             N/A           N/A

Richard C. King                3,900          1/95 - 12/97       1,560         3,900

John W. McClure                3,900          1/95 - 12/97       1,560         3,900

<F1>  The named individuals were granted Restricted Performance Units under the terms of the Mercantile 1994 Stock Incentive Plan. Such Restricted Performance Units are convertible into an equal number of shares of Mercantile's Common Stock upon the achievement of specified earnings per share growth targets. The executives will vest in 40% of the units if stated minimum performance is achieved with incremental increases in the percentage of units vested up to 100% or the maximum amount of the grant in the event that the stated maximum performance is achieved. Failure to achieve the minimum performance target will result in forfeiture of the award. In the event of a change in control of Mercantile, as that term is defined in the 1994 Stock Incentive Plan, Restricted Performance Units are convertible into shares of Mercantile's Common Stock in proportion to the time elapsed between the beginning of the performance period to the change in control date as related to the entire performance period; the remainder would be converted into restricted stock on which restrictions would lapse on the date the performance period is scheduled to end.

EMPLOYMENT ARRANGEMENTS

       None of the senior management officers of Mercantile, including those named in the Summary Compensation Tables, are parties to any employment agreements with the Corporation, except Mr. Jacobsen and Mr. Gorman. The agreements pertaining to Mr. Jacobsen and Mr. Gorman provide that if the named officer's employment is terminated prior to the end of the term of his agreement by such officer for good reason or by Mercantile for any reason other than death, disability or cause, Mercantile will be obligated to continue the then-current base salary of such officer and all benefits for the remaining term of the agreement.

       Each of the officers named in the Summary Compensation Table (other than Mr. Gorman) and certain other senior management officers are protected by substantively similar contractual provisions from a decrease in compensation, benefits, title or duties for a period of three years after a change in control of Mercantile. Under such provisions, each such officer will be entitled to receive an amount equal to such officer's then-current annual base salary and annual bonus in the event that such officer remains employed with Mercantile through the first anniversary of the change in control. Such agreements additionally provide that if there is a decrease in compensation and responsibilities of such officer or if such officer's employment is terminated for any reason other than good cause or if such officer resigns for good reason (or in the case of Mr. Jacobsen, if Mr. Jacobsen resigns for any reason within 13 months) after a change in control, Mercantile will be obligated to pay a lump-sum amount equal to twice such officer's then-current annual base salary and annual bonus, plus the value of certain other retirement benefits and other payments foregone due to the termination, and to continue all employee benefits through the remaining term of the agreement. If it is determined that any payments made to an officer pursuant to this agreement would subject such officer to an excise tax pursuant to Section 4999 of the Code, Mercantile will also be obligated to pay to such officer an additional amount sufficient to put the officer in the same after-tax position as he would have been in had no excise tax been imposed on such payment.

RETIREMENT PLANS

       The following table shows the estimated annual pension benefit payable to a covered participant at normal retirement age (65) under Mercantile's qualified Retirement Plan and Trust (the "Retirement Plan") as well as Mercantile's nonqualified Supplemental Retirement Plan (the "Supplemental Plan"). The Supplemental Plan provides benefits to certain participants that would otherwise be denied them by reason of certain Code limitations on Retirement Plan benefits.

                              PENSION PLAN TABLE

Final Average
   Salary                                Years of Service<F1><F2>
-------------                            ------------------------
                    10           15          20           25            30
                    --           --          --           --            --
$  300,000     $  49,009     $  73,514   $  98,018    $ 122,523     $ 147,027
   500,000        82,509       123,764     165,018      206,273       247,527
   700,000       116,009       174,014     232,018      290,023       348,027
   900,000       149,509       224,264     299,018      373,773       448,527
 1,100,000       183,009       274,514     366,018      457,523       549,027
 1,300,000       216,509       324,764     433,018      541,273       649,527


-------------------
<F1> The credited years of service for the five individuals listed in the Summary Compensation Table have been determined to be 14 for Mr. Jacobsen, 4 for Mr. Adams, 2 for Mr. Gorman, 3 for Mr. King, and 23 for Mr. McClure.

<F2> The maximum amount payable under the Retirement Plan is limited by the Code to $120,000 annually, subject to cost of living increases after 1995, certain transition rules applicable to benefits accrued before July 1, 1982, and reduction by reason of contributions under tax-qualified defined contribution plans maintained by Mercantile. To the extent benefits under the Retirement Plan are limited by the Code, they will be paid under the Supplemental Plan.

       Under these plans, eligible employees receive annual retirement benefits based upon the highest "Average Annual Salary" received for any period of 60 consecutive months preceding the date of termination of employment (the "Final Average Annual Salary"). "Average Annual Salary" is defined as all compensation received by a participant for personal services performed for Mercantile or a subsidiary as an employee (other than compensation pursuant to plans, which is specifically excluded by the terms of the Retirement Plan and the Supplemental Plan). The compensation covered by the definition of "Average Annual Salary" for each of the five individuals named in the Summary Compensation Table is equal to the sum of the "Salary" and "Bonus" columns of the Summary Compensation Table with respect to each individual. The table above presents annual retirement benefits payable as a single life annuity under both plans combined. Such retirement benefits are not subject to reductions for social security benefits or other offset amounts.

        INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

       The officers and directors of Mercantile are at present, as in the past, customers of one or more of Mercantile's subsidiary banks and have had and expect to have transactions with such banks in the ordinary course of business. In addition, certain of the officers and directors of Mercantile are at present, as in the past, also executive officers or principal shareholders of corporations which are customers of such banks and which have had and expect to have transactions with such banks in the ordinary course of business. All such transactions were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable or unusual features.

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
               AMONG MERCANTILE, S&P 500 AND KBW 50 INDICES

       The following graph compares quarterly cumulative five-year shareholder returns (including reinvestment of dividends) on an indexed basis with the S&P 500 Stock Index and the Keefe, Bruyette & Woods 50 Index, which is composed of 50 of the nation's larger banking companies, including all money-center and most major regional banks.

                      COMPARISON OF FIVE-YEAR
              CUMULATIVE TOTAL RETURN AMONG MERCANTILE,
                      S&P 500 AND KBW 50 INDEX

                            [GRAPH]

                        1990       1991        1992        1993        1994        1995
MERCANTILE             $100.0     $187.1     $248.0       $239.0      $256.6      $389.6
S&P 500                $100.0     $130.3     $140.3       $154.3      $156.4      $215.0
KBW 50 INDEX           $100.0     $163.8     $215.9       $234.0      $223.4      $354.6


       ITEM 2.  PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
      TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

       The Board of Directors has recently approved a proposal to amend
Article 3 of the Restated Articles of Incorporation, as amended (the "Restated Articles"), to increase the number of shares of Common Stock, $5.00 par value, authorized thereunder from 100,000,000 to 200,000,000, and has directed that the proposal be submitted to the vote of the shareholders at the Annual Meeting. Mercantile also has a class of Preferred Stock, no par value, authorized pursuant to Article 3 of its Restated Articles. No change to the number of shares of Preferred Stock presently authorized is being made pursuant to this proposed amendment.

       On March 11, 1996, the record date for the Annual Meeting, -------- shares of Mercantile's Common Stock were issued and outstanding. Approximately 325,843 shares of Mercantile Common Stock will be issued upon consummation of the pending acquisition by Mercantile of Peoples State Bank, a Kansas state bank. Consummation of the acquisition is expected to occur, subject to receipt of all necessary regulatory and shareholder approvals, later this year. In addition, approximately ------ shares of Common Stock will be required to satisfy Mercantile's potential obligations under its stock-based benefit plans. Accordingly, without the proposed amendment, Mercantile has approximately ------- authorized shares of its Common Stock that were not issued, reserved or designated for issuance as disclosed above.

       The Board of Directors of Mercantile believes that it is in the best interests of Mercantile and its shareholders to increase the number of authorized but unissued shares of its Common Stock. The increase will provide a reserve of shares available for issuance upon sole authorization of the Board for any general corporate purpose.

       Except as set forth in this Proxy Statement, Mercantile has no understandings, arrangements or agreements currently contemplated that would require the issuance of additional shares of Common Stock. The authorized shares will, however, be used from time to time in connection with future acquisitions, stock dividends or split-ups, capital raising, stock-based employee benefit plans and other stock requirements of Mercantile. The additional shares of Common Stock for which authorization is sought herein would be identical to the shares of Common Stock now authorized under the Restated Articles. The proposed amendment could result in increasing the number of shares that would have to be acquired by a party seeking to obtain control of Mercantile, but would not otherwise affect the legal rights of the shareholders of the outstanding shares of Common Stock.


       Mercantile's Restated Articles and By-laws also contain certain provisions which: (i) classify the Board of Directors into three classes and stagger the terms of office of such classes over three years; (ii) require the affirmative vote of the holders of at least 75% of the voting power of all of the outstanding shares entitled to vote in the election of directors to remove a director without cause; (iii) require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of Mercantile's capital stock to approve certain "business combinations" with "interested parties" unless at least two-thirds of the Board of Directors first approves such transactions; and (iv) require the affirmative vote of the holders of at least 75% of the voting power of the outstanding shares of Mercantile's capital stock for the amendment, alteration, change or repeal of any of the above provisions unless at least two-thirds of the Board of Directors first approves such action.

       In addition, Mercantile's By-laws provide that shareholders seeking to propose nominees or to bring other matters before an annual meeting must meet certain designated procedural requirements, including specifying certain information regarding the nominee or the matter to be presented in a notice delivered to Mercantile not less than 30 nor more than 60 days prior to the date of the meeting.

       The Restated Articles also provide for the issuance of up to 5,000,000 shares of Preferred Stock, none of which are outstanding as of the date hereof. The Board of Directors is authorized to set such rights and conditions of the Preferred Stock as it deems appropriate, including dividend rates, redemption features, liquidation rights, conversion rights, voting rights and such other preferences, qualifications, limitations restrictions and special rights.

       The Board of Directors of Mercantile has created a series of Preferred Stock, designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), in conjunction with its adoption of a Preferred Share Purchase Rights Plan (the "Rights Plan"). Currently, one Preferred Share Purchase Right (the "Right") trades with each share of
Common Stock. Such Right will not be exercisable and will continue to trade in tandem with the Common Stock until the tenth day after the public announcement that a person or group of related persons has acquired, or has commenced a tender offer to acquire, beneficial ownership of 20% or more of Mercantile's outstanding Common Stock. Upon the Right becoming exercisable, each Right will entitle the holder thereof to purchase one one-hundredth of a share of Series A Preferred Stock at a price of $100.
In the event that a person or group acquires beneficial ownership of 20% or more of Mercantile's Common Stock, each Right (other than the Rights held by the acquiring person or its affiliates) will allow the holder thereof to purchase the number of shares of Mercantile's Common Stock having a market value equal to twice the purchase price set forth in the Right. If Mercantile or a majority of its assets or earning power is acquired, each Right (other than those held by the acquiring person or its affiliates) will entitle the holder to purchase the number of shares of Common Stock of the surviving or acquiring entity having a market value equal to twice the purchase price set forth in the Right. The Rights Plan, like the other provisions of Mercantile's Restated Articles and By-Laws, described above, could affect the ability of a party to obtain control of Mercantile.

       The complete text of the proposed amendment to the Restated Articles is set forth in Appendix A to this Proxy Statement.

       Adoption of the proposed amendment to Article 3 of Mercantile's Restated Articles will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of Mercantile. The Board of Directors recommends a vote "FOR" the proposed amendment to
Article 3 of the Restated Articles.

                           INDEPENDENT AUDITORS

       The firm of KPMG Peat Marwick has been selected as Mercantile's independent auditors for 1996. They were also Mercantile's independent auditors for 1995. A representative of KPMG Peat Marwick is expected to be present at the Annual Meeting of Shareholders. The representative shall have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                            SHAREHOLDER PROPOSALS

       All proposals of shareholders, including nominations of directors, intended to be presented at the 1997 Annual Meeting of Shareholders must be received in writing by the Corporate Secretary at Mercantile Bancorporation Inc., P.O. Box 524, St. Louis, Missouri 63166-0524, by November -----, 1996, in order to be considered for inclusion in Mercantile's Proxy Statement and proxy for the 1997 meeting.

                           DISCRETIONARY AUTHORITY

       The Board of Directors does not intend to present at the Annual Meeting of Shareholders any business other than that referred to in the accompanying Notice of Annual Meeting. It was not aware, as of a reasonable time before this solicitation of proxies, of any other matters which may properly be presented for action at the meeting. If any other matters should properly come before the meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote the proxies in accordance with their best judgment in the interest of Mercantile.

March -----, 1996


-------------------------------------------------------------------------------
A COPY OF THE 1995 ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY MERCANTILE MAY BE OBTAINED BY ANY SHAREHOLDER,
WITHOUT CHARGE, UPON WRITTEN REQUEST TO JON W. BILSTROM, GENERAL COUNSEL
AND SECRETARY, MERCANTILE BANCORPORATION INC., P.O. BOX 524, ST. LOUIS, MISSOURI 63166-0524.
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                                    - 19 -

                                                                    APPENDIX A

            RESOLUTION TO AMEND RESTATED ARTICLES OF INCORPORATION

                                       OF

                         MERCANTILE BANCORPORATION INC.

       The following amendment to the Restated Articles of Incorporation, as amended, of Mercantile Bancorporation Inc. (the "Company") shall be put to a vote of the shareholders of the Company at the Annual Meeting of Shareholders to be held April 25, 1996.

       RESOLVED, that Article 3 of the Restated Articles of Incorporation of the Company shall be amended to increase the aggregate number of shares of Common Stock, $5.00 par value per share, of the Company authorized for issuance from 100,000,000 to 200,000,000.

                 MERCANTILE BANCORPORATION INC.
            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                         April 25, 1996


     The undersigned hereby appoint(s) T.H. JACOBSEN, J.H. BEIRISE and J.W. BILSTROM, and each of them, with or without the others, proxies, with full power of substitution to vote on the following matters as directed hereon and in their discretion upon such other business as may properly come before the meeting, all shares of stock of Mercantile Bancorporation Inc. (the "Corporation") that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Corporation to be held in Salon I of the Ritz-Carlton Hotel, #1 Carondelet Plaza, Clayton, Missouri, on Thursday, April 25, 1996, at 10:00 A.M., local time, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1.   Election of Class II Directors

     Election of three Class II directors to hold office for terms of three years expiring in 1999 or until their successors shall have been duly elected and qualified.

     NOMINEES:  WILLIAM A. HALL, EDWARD A. MUELLER AND ROBERT W.
     MURRAY

2.   Election of Class I Director

     Election of nominee ROBERT L. STARK as a Class I director to hold office for a term of two years expiring in 1998 or until his successor shall have been duly elected and qualified.

3.   Election of Class III Director

     Election of nominee PATRICK T. STOKES as a Class III director to hold office for a term of one year expiring in 1997 or until his successor shall have been duly elected and qualified.

4.   Amendment to Increase Authorized Shares

     Adoption of an amendment to the Mercantile Bancorporation
     Inc. Restated Articles of Incorporation to increase the authorized number of shares of common stock from 100,000,000 to 200,000,000.

5. In their discretion, upon any other business which may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S).  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF
ALL NOMINEES LISTED.  THE PROXIES CANNOT VOTE YOUR SHARES UNLESS
YOU SIGN AND RETURN THIS CARD.




                                                 SEE REVERSE SIDE

1.   Election of Class II Directors (see reverse)

          / / FOR        / / WITHHELD

     For, except vote withheld from the following nominee(s):

     -----------------------------------------------------------------------

2.   Election of Class I Director (see reverse)

          / / FOR        / / WITHHELD

3.   Election of Class III Director (see reverse)

          / / FOR        / / WITHHELD

4.   Amendment to Increase Authorized Shares (see reverse)

          / / FOR        / / WITHHELD

5. In their discretion, upon any other business which may properly come before the meeting

          / / FOR        / / WITHHELD

          (change of address)


          ----------------------------------------
          ----------------------------------------
          ----------------------------------------

     If you have written in the above space, please mark the corresponding box on this card.

6.   / /  Check here if address change is noted above

7.   / /  Check here if you will attend meeting


SIGNATURE(S):___________________________________ DATE:_______________

SIGNATURE(S):___________________________________ DATE:_______________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                        APPENDIX

The Comparison of Five-Year Cumulative Total Return graph which appears on page 17 of the printed proxy, is being transmitted in a format which can be processed by EDGAR.